Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Announces Executive Leadership Promotions

SUSSEX, WI, February 4, 2014 — Quad/Graphics, Inc. (NYSE: QUAD) ("Quad/Graphics" or the "Company"), a global printer and media channel integrator, announces several executive-level promotions to support its strategic business initiatives. The promotions are effective March 1, 2014.

“Over the last few years Quad/Graphics has become a significantly larger and more complex company, offering more solutions to marketers and publishers than ever before,” said Joel Quadracci, Quad/Graphics Chairman, President & CEO. “These executive leadership promotions reflect Quad/Graphics’ ability to groom versatile talent capable of successfully propelling our company forward in an ever-changing industry. I am enthusiastic about our future and with this exceptionally strong leadership team we will continue our focus on maintaining a strong and flexible balance sheet, investing in our business, pursuing profitable investment opportunities, and creating long-term value for our shareholders and clients.”

John C. Fowler has been promoted to Vice Chairman & Executive Vice President, responsible for global strategic planning and business development. He will continue to be intimately involved in day-to-day operations, but with a concentrated focus on overall business strategy and investment opportunities that will drive the company’s long-term success. Fowler, currently Executive Vice President and CFO, has been the company’s top financial officer since joining the company in 1980. Fowler’s transition from his CFO duties is part of a long-planned succession strategy by the company.

“John has been instrumental in Quad/Graphics’ growth from our earliest years, helping transform Quad/Graphics from a small, privately held startup into a global, publicly traded industry leader,” Quadracci said. “His promotion to Vice Chairman and Executive Vice President recognizes the vital role he has played – and will continue to play – in strengthening our industry-leading position, both domestically and abroad. Further, his ongoing leadership role at the company will ensure a smooth transition of his financial responsibilities per our succession plan.”

David J. Honan has been promoted to Vice President & Chief Financial Officer, responsible for overseeing accounting, finance, treasury, tax, risk and investor relations for Quad/Graphics. Currently, Honan is the company’s Vice President, Controller and Chief Accounting Officer. Prior to joining Quad/Graphics, Honan worked as Vice President, General Manager and CFO for Journal Community Publishing Group, a subsidiary of Milwaukee-based media conglomerate Journal Communications. His other career experience includes Vice President of Investor Relations for Newell Rubbermaid and Senior Audit Manager at Arthur Andersen.

“Dave joined our company in 2009 as a seasoned business executive with vast accounting, financial, investor relations and business development experience, all of which has proved invaluable as we have evolved our organization,” Quadracci said. “He is an extremely capable, effective leader who has been instrumental in our successful integrations of Worldcolor and Vertis, and in developing a high-performing finance and accounting organization. Dave has worked directly with John Fowler across all of the CFO functions for more than a year now and is well prepared to drive this critical area of our company.”

Thomas J. Frankowski has been promoted to Chief Operating Officer, responsible for leading the company’s U.S. magazine, catalog, retail insert, book and directory business units. Building on his current role as Executive Vice President of Manufacturing Operations, Frankowski will continue to oversee manufacturing and distribution operations while also taking on responsibility for revenue-generation, cost management and overall profitability of these business units. He also will work closely with the company’s other business unit leaders in commercial and specialty, packaging, direct mail and media solutions to ensure the company maintains appropriate focus on its clients’ business goals. Frankowski will remain President of Quad/Graphics Europe.

“During his 35-year career with Quad/Graphics, Tom has been central to advancing our operations and revenue-generating solutions,” Quadracci said. “Tom helped build Quad/Graphics’ industry-leading Imaging network – the foundation for the company’s rapidly evolving Media Solutions business today. Further, his print manufacturing roots, combined with his strong leadership, strategy planning and execution skills, and extensive client relationships, make him the ideal choice for our company’s Chief Operating Officer.”

David A. Blais has been named Executive Vice President of Global Procurement & Platform Strategy. In this role he will be responsible for overseeing all corporate purchasing functions worldwide, including paper and other consumables. Additionally, he will direct the company’s efforts to maximize the effectiveness and competitiveness of its total platform, especially as Quad/Graphics pursues additional acquisitions. Currently, Blais is Executive Vice President of Sales and Client Administration.

“Dave is uniquely suited for this new role,” said Quadracci. “With more than 30 years of company and industry experience, he has a comprehensive understanding of the print-production process, from sales and customer service through manufacturing operations and purchasing. For many years, he has had executive oversight for our paper purchasing function, which he will logically expand to include all types of procurement. As our chief platform strategist, he will capitalize on the many strengths of our global platform to deliver the most value to our clients in terms of quality, turnaround times and cost-effectiveness. He will draw on his many years in sales, customer service, marketing and operations to address the challenges that face our clients, identifying opportunities to help them achieve their goals.”

Steven D. Jaeger has been promoted to an Executive Vice President of Quad/Graphics, reflecting his substantial leadership role at the company. Jaeger will continue in his role as President of Direct Marketing & Media Solutions and Chief Information Officer. Previously with Andersen Consulting (now Accenture), Jaeger has spent the last 20 years at Quad/Graphics building a world-class business information systems infrastructure that has not only streamlined internal communications and processes, but also has provided industry-leading capabilities for clients such as workflow management and data management.

“Steve is an outstanding, versatile business leader,” Quadracci said. “He is quick to recognize and take advantage of opportunities that improve both business operations and market-driven solutions, and we are fortunate to have him join ranks with our other Executive Vice Presidents: John Fowler, Tom Frankowski and Dave Blais.”

Kelly Vanderboom, Vice President & Treasurer, has expanded his responsibilities to include executive responsibility for the company’s logistics business as President of Logistics. In this role, Vanderboom succeeds David K. Riebe, who has announced his retirement from the company after 29 years of service. Riebe will remain with the company through December 2014 to ensure a seamless transition of responsibilities.

“I want to thank Dave as Kelly steps in to lead a very talented team of logistics experts,” Quadracci said. “Kelly’s past experience includes Controller for Parcel Direct, the package consolidating business we sold to FedEx in 2004. This experience, along with his superior financial and business acumen, will serve him well as he leads our logistics business’s continued growth.”

Anthony C. Staniak has expanded his responsibilities as Executive Director – Financial Controller to include Chief Accounting Officer. In this role, Tony is responsible for overseeing Quad/Graphics’ public financial filings with the SEC and executing the Sarbanes-Oxley process.

“In the four years Tony has been with us, we’ve tapped him to fill a variety of critical roles, including helping prepare the company’s launch on the NYSE, building our SEC reporting function and overseeing our internal audit department,” Quadracci said. “He’s proved to be a valuable leader, creating stability within his functions during periods of immense change for the company. He is well-suited to direct Quad/Graphics’ compliance functions based on the depth of experience he has gained while serving in those roles.”

Executive Biographies and Photos Available at: www.qg.com/media/exec.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, goals, strategies, revenue, earnings, free cash flow, margins, prospects and/or outlook and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “project,” “believe,” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on Quad/Graphics’ expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. The factors that could cause actual results to materially differ include, among others, the risks identified in Quad/Graphics’ most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission. Except as required by the federal securities laws, Quad/Graphics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad/Graphics
Quad/Graphics (NYSE: QUAD), a leading global printer and media channel integrator, is redefining print in today’s multichannel media world by helping marketers and publishers capitalize on print’s ability to complement and connect with other media channels. With consultative ideas, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help its clients maximize the revenue they derive from their marketing spend through channel integration, and minimize their total cost of production and distribution through a fully integrated national distribution network. The Company provides a diverse range of print solutions, media solutions and logistics services from multiple locations throughout North America, Latin America and Europe.

Investor Relations Contact:
Kelly Vanderboom, Quad/Graphics Vice President & Treasurer, 414-566-2464, Kelly.Vanderboom@qg.com

Media Contact:
Claire Ho, Quad/Graphics Director of Corporate Communications, 414-566-2955, Claire.Ho@qg.com

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